Exhibit 10.24

1st Amendment to Sublease

This 1st Amendment to Sublease (this “1st Amendment”) is entered into effective as of March 1, 2019 (“Amendment Effective Date”) by and between Wellspring Biosciences, Inc.., a Delaware corporation (“Sublandlord”), and Kura Oncology, Inc., a Delaware corporation (“Subtenant”)

Whereas, Sublandlord and Subtenant are parties to that certain Sublease dated December 20, 2016 with respect to premises at 3033 Science Park Road San Diego, CA 92121, (the “Sublease”), and desire to amend the Sublease as set forth herein.

Now, Therefore, in consideration of the various covenants and agreements hereinafter set forth, the parties agree as follows:

1.Section 2 of the Sublease is hereby amended to extend the expiration date of the Term of the Sublease to April 30, 2020.

2.Except as amended as described above, all other terms and conditions of the Sublease will remain in full force and effect.

In Witness Whereof, the parties have executed this 1st Amendment effective as of the Amendment Effective Date.

Wellspring Biosciences, Inc.		Kura oncology, Inc.

By:	/s/ Carin Sandvik	By:	/s/ John Farnam
Name:	Carin Sandvik	Name:	John Farnam
Title:	Vice President, Finance	Title:	COO